AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 13, 2019

REGISTRATION NO. 333-217776

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAIT FINANCIAL TRUST

(Exact name of registrant as specified in its charter)

MARYLAND	23-2919819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Two Logan Square

100 N. 18th Street, 23rd Floor

Philadelphia, PA 19103

(215) 207-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John J. Reyle

Chief Executive Officer, President and General Counsel

RAIT Financial Trust

Two Logan Square, 100 N. 18th St., 23rd Floor

Philadelphia, PA 19103

(215) 207-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 is being filed to deregister all of the unsold securities previously registered under the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to Registration Statement No. 333-217776 on Form S-3 (the “Registration Statement”) filed by RAIT Financial Trust, a Maryland real estate investment trust (“RAIT”), with the U.S. Securities and Exchange Commission (the “SEC”) on May 8, 2017.

On August 30, 2019, RAIT and certain of its direct and indirect subsidiaries filed voluntary bankruptcy cases (the “Chapter 11 Cases”) under chapter 11, Title 11 of the U.S. Code in the United States Bankruptcy Court for the District of Delaware. The Chapter 11 Cases are jointly administered under the caption “In re: RAIT Funding, LLC, a Delaware limited liability company, et. al.” As a result of the Chapter 11 Cases, RAIT has terminated all offerings of RAIT’s securities pursuant to the Registration Statement. In accordance with an undertaking made by RAIT in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, RAIT hereby removes from registration all securities of RAIT registered but unsold under the Registration Statement, if any, as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities and RAIT hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on December 13, 2019. No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Act.

RAIT FINANCIAL TRUST

By:	/s/ Alfred J. Dilmore
	Name:	Alfred J. Dilmore
	Title:	Chief Financial Officer, Treasurer and Chief Accounting Officer